                                                                   Exhibit 10.28



ARTICLES OF COLLABORATION
                                      FOR
                         LOW COST FLIP CHIP CONSORTIUM

This Agreement is entered into by and among the following parties:

          National Semiconductor Corporation
          Aptos Corporation
          Delco Electronics Corporation
          Hughes Missile Systems Company
          Jabil Circuit, Inc.
          Litronic Industries
          Sheldahl, Inc.
          SunDisk Corporation

WHEREAS the Parties have complementary research interests and wish to form a cooperative research consortium (hereinafter Consortium) to engage in cooperative research in the area of low cost solder-bumped flip chip assemblies in order to develop and emplace a domestic manufacturing capability for design, solder-bumping and board assembly of integrated circuit (IC) wafers and die; (hereinafter scope of research); and WHEREAS the Parties anticipate receiving funding from a government agency; and WHEREAS the Parties wish to be bound together in the Consortium by these Articles of Collaboration (Articles hereinafter) in the form of a Joint Research and Development Venture as such term is defined in the National Cooperative Research Act of 1984 through a Cooperative Agreement as such term is defined in 31 U.S.C. 6305; and WHEREAS terms not otherwise defined in this Agreement shall have the meaning set forth in the ARPA Agreement between the Consortium and the Advanced Research Projects Agency (ARPA).

Hereinafter the following definitions apply:

     Each of National Semiconductor Corporation, Aptos Corporation, Delco Electronics Corporation, Hughes Missile Systems Company, Jabil Circuit, Inc., Litronic Industries, Sheldahl, Inc. and SunDisk Corporation once having executed these Articles is a Consortium Member.

     Each Consortium Member is a Party. All Consortium Members are collectively identified as Parties.

     SEMATECH is an Advisor to the Consortium. Due to legal constraints placed upon these entities, they are unable to sign these Articles of Collaboration, but agree to support the Consortium's goals and objectives. As an Advisor to the program, these entities shall not have any voting authority within the Consortium.

     Each U.S. governmental department or agency thereof providing funding to the Consortium as a whole is in an Agency during the period such funding is available or being used.

NOW THEREFORE, the Parties agree as follows:

     1. (a) The Parties hereby establish a joint research and development venture to engage in a collaborative research effort of limited duration to gain further knowledge and understanding of such technologies for the purposes and within the Scope of Research set forth herein.

          (b) Subject to the availability of Agency funding, the Parties individually agree to expend best reasonable efforts to achieve the goals assigned to them as defined in the Program Plan (including milestone payment plan), attached hereto and incorporated herein. By execution of this Agreement each Party authorizes the Consortium Management Committee (CMC) or its designee to enter into with an Agency a single Other Transaction (hereinafter Funding Agreement) as defined in 10 U.S.C. 2371 and consistent with the Project Statement to fund the Consortium. In the course of the Consortium, the Consortium Administrator shall disburse to each Party the funds associated with the completion of each milestone established in the Detailed Milestone Payment Plan upon receipt of appropriate documentation from the Party. Milestone payments to each Party will be made within 15 working days after receipt of a certification of milestone completion, assuming such funds are available from the Agency and unless the CMC shall direct the Consortium Administrator to the contrary in accordance with Article 4.

          (c) This Agreement shall not preclude any Party from developing at its own expense technology based upon Consortium technology but apart from the Project Statement, provided that the proprietary information and other rights of other Parties hereunder are not violated. The developing Party under this subparagraph reserves all intellectual property rights in its so developed technology.

          (d) The Parties agree to empower the Consortium Administrator to officially execute the ARPA-Consortium Agreement No. MDA972-95-3-0031 on behalf of all of the individual Consortium Member companies. This authority is granted only after each individual company has had adequate time to review the Agreement and have provided written authorization to the Consortium Administrator to execute the document on behalf of their respective company.

     2. (a) Subject to the terms and conditions stated herein, the Consortium will be managed and governed by the Consortium Management Committee. The CMC is empowered to determine all policy, business, financial, legal, and technical issues of the Consortium. The CMC is authorized to represent the Consortium in reporting progress, in negotiating, and in transacting business with respect to the scope of the Agreement with ARPA or other persons. Specifically and without limitation, except as otherwise provided in this Agreement, the CMC is empowered to redirect the research, redefine the tasks and goals of the Parties, and to proportionally change to all Parties the amount of funding provided by an Agency concerning the program.

          (b) Each Consortium Member will appoint one voting representative to comprise the CMC, who shall have the power to designate an alternate voting representative from time to time. The CMC will meet in regular committee meetings, approximately every three months, at locations chosen on a rotating basis by the CMC or as is mutually acceptable among the Consortium Members. Each representative may be accompanied by other employees of the Party or Agency, including without limitation financial, business, and legal personnel. Each Party and Agency will limit its attendees to three, with the exception of National Semiconductor employees providing overall support to the Consortium. Other parties may attend the committee meetings at the invitation of the CMC, but only after agreeing in writing to appropriate disclosure limitations. The CMC may exclude from a portion of the non-technical committee meetings the representatives of the Agencies or other third persons.

          (c) The National Semiconductor representative to the CMC will act as chairperson of the committee meetings, keep the other members of the CMC informed of developments, and deliver notification regarding meetings of the CMC. Any Consortium Member may call a special meeting of the CMC.

          (d) Subject to CMC approval National Semiconductor will appoint a Consortium Administrator to the Consortium who will attend all CMC meetings and who will provide a single point of contact to the Contracting Officers of Parties and the Agencies or their designees.

          (e) National Semiconductor will ensure that minutes of the meetings of the CMC are recorded and distributed to the Consortium Members and, as requested, to ARPA.

          (f) Each Consortium Member will be responsible for hosting both CMC meetings and Technical Management Committee (TMC) meetings on a rotating basis. The schedule for hosting meetings will be published by the Consortium Administrator within 30 days after execution of these Articles.

     3. a. A simple majority of CMC members will constitute a quorum at a CMC meeting. The CMC will attempt to reach a consensus decision of all representatives present at each committee meeting. However, if demanded by one Consortium Member, a decision may be determined by a vote of the CMC after the concerns of affected Parties and Agencies present at the meeting are heard. Except as provided in sections 4, 5 and 7, a majority vote of the voting representatives present rules.

          b. Any Consortium Member company may request the convening of the CMC. Requests must be made directly to the Chairman of the CMC. A request to convene an unscheduled meeting of the CMC must allow at least 15 working days to convene the meeting.

          c. CMC meetings will be held quarterly. Locations for the meetings will be rotated among the Consortium Members. Each Consortium Member is responsible for providing the necessary facilities to host a CMC meeting. The Consortium Administrator will notify all member companies of the date and location of the regularly scheduled CMC meetings at least 30 days in advance. If an unscheduled CMC meeting is called by any of the member companies, the Consortium Administrator will endeavor to provide as much notice as practical.

     4. A supermajority vote, as required, is a vote of all but one of the Consortium Members. For purposes of a supermajority vote, the vote of a representative of a Consortium Member either not attending the CMC meeting or not participating will be counted as an opposing vote. With a supermajority vote, the CMC is empowered to:

          (a)  Revise the Articles of Collaboration;
          (b)  Revise or terminate any funding agreements with an Agency;
          (c) Delegate authority of CMC to the Consortium Administrator or Consortium Chairman;
          (d) Substantially change or eliminate any Agency funding allocated to any Party as technically and/or financially justified by the CMC. A Party experiencing any reduction in Agency funding may pro rata reduce its internally funded participation in the Consortium;
          (e) Act on any issue declared reasonably, in writing by a Consortium Member, to be of critical importance;
          (f) Appoint and remove the Consortium Administrator or any other officer; and
          (g) Approve Annual Program Plan for Funds and adjusting funding to all parties subject to section 6.

     5. (a) The CMC by unanimous vote may admit a new member to the Consortium. The membership of a new member shall become effective and such new member shall become a Party upon its execution of this Agreement. The CMC will consider new members on a non-discriminatory basis, but only if the new Members technical contributions can be justified and only on relatively comparable financial terms as the existing Parties, recognizing the risk of their original investment. The consideration will include without limitation whether the new member would bring to the Consortium technology otherwise unavailable on the time scale of the program or would allow the technology to be developed by members of the Consortium to be applied to new markets. Other conditions of its admission are that the entry of the new member would not substantially adversely affect the intellectual property rights of the original Consortium Members, that the added effort would not substantially change the ongoing Consortium program, and that the new Member could participate without diminishing Agency funding provided to existing Members. Notwithstanding the above, the representatives of the CMC may consider any reasonable factor in addition to those above, and their decision on admitting new Members is discretionary and final.

          (b) If a member is unable to attend a CMC or TMC meeting, the member may vote via written proxy. The proxy vote must be received by the Chairman of the CMC at least one (1) working day prior to the CMC or TMC meeting. The proxy vote must be in writing from the CMC voting representative of the Party or his designee. A FAX or EMAIL proxy is acceptable.

          (c) If a member is absent from a CMC or TMC meeting, that Party's vote will be counted as a negative vote on all issues brought forth to a vote.

     6. A Party may reject an expansion of its scope of responsibility within the Consortium, a modification of its rights in Intellectual Property, or a reduction of its Agency funding not accompanied by a reduction in the scope of its responsibilities.

     7. (a) Any Party may resign at will from the Consortium after it has provided written notice to the CMC 30 days in advance of the effective date of the resignation. During the 30 day period, the resigning Party shall wind down its effort in an orderly fashion. The CMC shall reasonably determine whether to provide any further Agency funding to the resigning member after its notice of resignation.

          (b) The resigning Party shall make a reasonable best effort to transfer its portion of Consortium work to other members of the Consortium, this reasonable best effort extending beyond the 30 day period if reasonably required and at the resigning Party's own cost (which shall not exceed the payment due to the resigning party at the next payable milestone payment date following the date notice of resignation is given). The resigning Party must provide a reasonable, royalty-bearing, non-exclusive, perpetual, sub-licensable license in its Consortium Intellectual Property as defined in Paragraph 8 (b), restricted to the field of use defined in the SOW to the Party or Parties designated by the CMC to replace the resigning Party in performing its assigned tasks.

          (c) The CMC may, by unanimous vote, except for the resigning Party, force a Party to resign if that Party is not adequately performing the tasks assigned to it or is not reasonably cooperating with the Consortium and its Parties. For purposes of the unanimous vote, the representative of a Consortium Member not attending the CMC meeting or not voting will defeat the unanimity, except for the resigning party. The CMC will provide at least 30 days notice to the offending Party to resolve nonperformance issues prior to the issue coming to a vote before the CMC. All appropriate efforts and communications will be made prior to forcing a Party to resign. All of the requirements and responsibilities of a resigning party described in 7(a) and 7(b) apply to a party forced to resign.

     8. (a) As to intellectual property made in the Consortium, each Party retains title to inventions, technical data rights, and other intellectual property made solely by its employees in performance of the Consortium work. Inventions or technical data jointly developed by employees of more than one Party are jointly owned by the respective employing Parties.

          (b) Consortium Intellectual Property is that intellectual property developed by and in the course of identified tasks assigned to and performed by the member Party, whether performed under Agency funding or funding provided by the Party as agreed to in the Funding Agreement and/or in this Agreement for cost sharing. The identified tasks shall be those tasks i) agreed to by the Party in a separate agreement between the Consortium and ARPA, ii) agreed to by the Party with other Parties of the Consortium, and (iii) assigned to the Party by the CMC subject to the restrictions of section 6. However, Consortium Intellectual Property does not include (1) background: (2) concurrently developed intellectual property that is independently funded apart from
Consortium: or (3) continuation (improvement or subsequent) intellectual property (including so-defined processes) of the respective Party(ies). All Parties agree to perform the tasks assigned to them in the attached Statement of Work, to which the CMC is empowered to redirect these efforts.

          (c) All Parties neither receive from nor are required to grant to the other Consortium Members any royalty-free licenses in its Consortium intellectual property, but all Parties agree to grant to any other Consortium Member a reasonable, royalty-bearing license for the sole purpose of continuing the Consortium. The cost of this license will not be counted towards the overall cost of the Low Cost Flip Chip Consortium program. Further, all Parties will license its Consortium intellectual property to other Parties only under commercially reasonable terms.

          (d) In the event of a dispute concerning the reasonableness of a proposed royalty resulting from Consortium Intellectual Property, all Parties agree to submit to binding arbitration to determine the reasonableness of the proposed royalty agreement between Parties. All Parties agree that the arbitrator's decision will be binding.

          (e) One Party may exercise march-in rights against the Consortium Intellectual Property of another Party to the extent specified in this paragraph. March-- in rights become available if the Party originally holding title to the Consortium Intellectual Property has failed to adequately commercialize within a reasonable time, the technology of the Consortium related to that Consortium Intellectual Property. The reasonable time shall be no less than 3 years from the date these Articles are terminated. Any Consortium Member may exercise march-in rights upon any Member either on the Member's behalf or on the behalf of its licensees irrespective of whether an Agency has exercised similar march-in rights. The title holder shall be entitled to commercially reasonable licensing fees and a reasonable license agreement from the Member exercising march-in rights.

          (f) Each Party is subject to the licensing and march-in rights of subparagraph (e), but the Consortium may not bind any Party without its approval for the conveyance of its intellectual property to any Agency.

          (g) The Consortium favors, subject to Agency requirements, an open-publication policy to promote commercial acceptance of the technologies developed for flip chip packaging of integrated circuits, but simultaneously desires to protect the proprietary information of the Parties developed both within and without the Consortium. However, successful commercialization of aspects of the technology by some of the Parties may depend on the proprietary nature of the information. Each Party will individually decide whether to publish its own technical data or maintain it as proprietary. However, in the performance of the Consortium, proprietary information, software or hardware of one Party may necessarily be disclosed to or used by another Party. A non-disclosure agreement separately executed by all the Members, attached as Exhibit 1, is incorporated herein by reference, and the Members will assure that their employees participating in the Consortium conform to its terms.

          (h) Notwithstanding the separately executed non-disclosure agreement attached hereto, when one Party's Consortium related work depends on the proprietary information of another Party, the technical data may be published to the extent that such data: (i) is required for a description of the Member's work, (ii) does not disclose proprietary materials, hardware, formulations or software, and (iii) relates primarily to system or material performance and characteristics. However, publication of proprietary technical data may be delayed by its owner for a time period of not more than six (6) months enabling the filing of patent applications. In the event that a Party's work depends on proprietary materials, hardware, software or processes developed by another Party in tasks outside the Consortium, the system performance and characteristics may be published, but only after the delay period for patent filings. In no event shall such disclosure in any way reveal the proprietary information of the implementation necessary to achieve the system performance.

          (i) Each Party will select its inventions for which it applies for patents. The Party is further responsible for prosecuting those applications and maintaining the resulting patents, both in the U.S. and in foreign countries. A Party jointly owning an invention may file a patent application for it and the co-owning Parties will cooperate in the filing and prosecution.

          (j) Any patent application filed claiming a Consortium invention covered by an agreement with an Agency shall include a Government interest paragraph. The Party will report a patent application claiming any Consortium Intellectual Property to the CMC within one month and provide to the CMC a copy of the application, without claims. The CMC will report the invention in a timely manner including a short abstract to all Parties and to any Agency funding the invention, as required by the Agency. Any Member or the funding Agency may obtain copies of the application from the CMC. However, any such patent information shall be covered by the non-disclosure agreement and shall not be disclosed by the Agency to non-governmental personnel until the respective patents have been issued. All Parties agree to retain and maintain in good condition until five (5) years after completion or termination of these Articles, all data necessary to achieve practical application of all Consortium and/or Government funded inventions.

          (k) The funding agreement for the Project Statement may provide for the government to obtain certain rights in the Consortium Intellectual Property. Each Party agrees to such government rights in its Consortium Intellectual Property subject to the Agreement between the Consortium and ARPA. The intellectual property rights provided to the Consortium by Agreement shall be provided in turn to the Parties according to the terms of this Agreement. The Parties will cooperate with the CMC in performing any reporting, election, and rights predetermination to the Agency regarding intellectual property as required by the funding agreement and to provide the required information to the CMC before such information is required by the Funding Agreement.

          (l) All Parties agree to respect the Intellectual Property rights of all other Parties. During the term of the Agreement, no Party may attempt to reverse engineer, analyze, recreate, or duplicate the specific technology developed by another Party as a result of this Collaboration Agreement. Such efforts may result in termination of membership in the Consortium, forfeiture of all funds assigned to the milestones to be performed by the offending Party, and any legal action deemed appropriate.

          (m) Notwithstanding the above limitations in this paragraph 8, a basic intent for the formation of this consortium is to share information freely or by license to the maximum extent possible without disclosing or otherwise compromising another Parties proprietary data. This is necessary to assure the formation of a viable market for the advanced low cost flip chip technology.

     9. (a) National Semiconductor Corporation will receive funds from the funding Agency and disperse such funds available to the Consortium as specified in the attached Consortium Funding Agreement or as directed by the CMC. Milestone payments will be distributed within fifteen (15) working days after receipt of a document certifying completion of the milestone, providing funds have been made available by ARPA.

          (b) The funding agreement for the Project Statement may provide for certain rights of the Government to audit the financial records of the Consortium. Each Party agrees that it will reasonably cooperate with a Government audit of the Consortium and a Government audit of their individual financial records related directly to the costs incurred during the performance of the ARPA Agreement in accordance with Generally Accepted Accounting Principles (GAAP) only. No Federal Acquisition Regulations or Cost Accounting Standards apply to the accounting and financial records and systems of the members.

     10. (a) The Consortium Administrator will set up a document repository (Consortium Data Repository), wherein all pertinent documents and data generated by the Consortium and its Members will be archived. All Parties agree to provide to the Consortium Administrator copies of pertinent documentation, drawings, photographs and data. Data will be maintained for a period of up to five (5) years after completion or termination of these Articles. Such data shall not include proprietary information previously developed at prior expense by any Party prior to entering into this Agreement.

          (b) A copy of all patent abstracts resulting from Consortium Intellectual Property will be provided to the Consortium Administrator within 30 days after filing.

          (c) All press releases, publicity, technical papers and other such data shall be provided to the Consortium Administrator for archiving in the Consortium Data Repository within 30 days of submittal for publication.

     11. a. THE PARTIES DISCLAIM ANY WARRANTY INCLUDING WITHOUT LIMITATION AN IMPLIED WARRANTY FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO EACH OTHER, TO ANY AGENCY, AND TO THIRD PARTIES FOR ACTIONS, OMISSIONS, PRODUCTS, NON-CONFORMITIES, DEFECTS, LIABILITIES, OR INFRINGEMENT ARISING OUT OF THE CONSORTIUM. THE PARTIES DISCLAIM ANY LIABILITY FOR CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES. IN NO EVENT SHALL A PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE FUNDING IT HAS RECEIVED UP TO THE TIME OF INCURRING SUCH LIABILITY.

          b. The Parties are bound to each other and to the Agency entering into this agreement with the Consortium by a duty of only good faith and best reasonable research effort in achieving the goals of the Consortium. Joint and several liability will not attach to the Parties of the Consortium so that no Party is responsible for the actions of another Party, but is responsible only for those tasks specified to it and to which it agrees to perform in the separately executed ARPA funding agreement. Any Party may waive any right, breach or default which such Party has the right to waive, provided that such waiver shall not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to this Agreement. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

     12. No Party has the obligation to, nor will it disclose to, another Party proprietary information not required for the research purposes in the Program, and specifically will not exchange with another Party in connection with this Agreement any market data or plans for other services or market products or any information relating to flip chip IC packaging of microcircuits, except as such information is made publicly available.

     13. (a) These Articles are not intended to form, nor shall they be construed to form, by implication or otherwise, a partnership or other formal business organization, nor should they be construed as a contract or a grant as defined for purposes of federal procurement law. No Party can be bound by another Party acting as its agent except as specifically stated in this Agreement.

          (b) No Party shall be obligated to provide any capital contribution, loan, guarantee, or other financing commitment for the benefit of the Consortium, unless required for such Party's portion of the Project Statement or such Party agrees in writing herein or otherwise.

     14. Except and to the extent as specifically set forth herein, nothing in these Articles shall be construed by implication, estoppel or otherwise to grant any license or right under any patent, copyright, trade secret, trademark or proprietary right of any Party.

     15. This Agreement does not bar the Parties from singly or jointly planning, designing, or entering manufacturing, subject to the rights of all Parties, outside the Consortium.

     16. No Party shall identify any other Party and its association with this Consortium in advertising, publicity, or otherwise, except with the formal written approval of such other Party. However, the Parties agree that notification of the establishment of this Joint Research and Development Venture shall be filed by National Semiconductor Corporation on behalf of the Parties with the Attorney General and the Federal Trade Commission in accordance with the provisions of the National Cooperative Research Act of 1984 within 90 days of execution of this Agreement and after adequate review by the legal departments of all Parties.

     17. (a) These Articles and the Consortium shall continue after execution of this agreement for 24 months thereafter or earlier under any provision of sub-section (b) hereof. It may be renewed at any time prior to the expiration of the term of this Agreement by letter agreement signed by the authorized representatives of all the Parties who are Parties at that time.

          (b) This Agreement shall terminate upon the earliest occurrence of:
(i) disapproval by the Attorney General or the Federal Trade Commission of the notification of Section (15); (ii) termination of the funding of the first Project Statement by an Agency unless each Party has agreed to extend the Consortium for subsequent funding; or (iii) no funding is provided by an Agency by March 31, 1995.

          (c) The obligations of confidentiality set forth in Article 8 hereof shall survive termination of these Articles for a period of 36 months.

     18. The Funding Agreement from an Agency may impose certain requirements upon the Consortium or its Participants regarding reporting accounting, civil rights, intellectual property, and technology transfer information or transferring of intellectual property generated with funds provided by the Agency. A Participant by acceptance of such funds agrees to conform to such requirements and to reasonably cooperate with the Consortium in conforming to such requirements.

     19. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by telecopier or by registered or certified mail, postage prepaid, addressed as follows:

Primary                               Alternate

Jim Dunham                            Dennis W. Ralston
National Semiconductor Corporation    National Semiconductor Corporation
3707 Tahoe Way, MS 19-100             1130 Kifer Road, MS 10-225
Santa Clara, CA  95051                Sunnyvale, CA  94086
(408) 721-6140                        (408) 721-2812

Ed Johnson
Aptos Corporation
1557 Centre Pointe Drive
Milpitas, CA  95035
(408) 956-7988

Curt Erickson                         Mathew Venteicher
Delco Electronics Corporation         Delco Electronics Corporation
700 East Firmin Road                  One Corporate Center
Kokomo, IN  46904-9005                Kokomo, IN  46904-9005
(317) 451-9389                        (317) 451-5264

Marlene Tompkins
Hughes Missile Systems Company
1150 East Herman Road
P.0. Box 11337
Tucson, AZ  85706
(520) 794-4040

Paul H. Bittner                       Marty Neese
Jabil Circuit, Inc.                   Jabil Circuit, Inc.
2220 Lundy Avenue                     2220 Lundy Avenue
San Jose, CA  95131                   San Jose, CA  95131
(408) 943-0196                        (408) 943-0196

Dick Pommer                           Kris Shaw
Litronic Industries, Inc.             Litronic Industries, Inc.
2950 Red Hill Avenue                  2950 Red Hill Avenue
Costa Mesa, CA  92626                 Costa Mesa, CA  92626
(714) 545-6649                        (714) 545-6649

William M. Baker                      Thomas A. Olsen
Sheldahl, Inc.                        Sheldahl, Inc.
345-C South Francis Street            1150 Sheldahl Road
Longmont, CO  80501                   Northfield, MN  55057
(303) 651-2880                        (507) 663-8000

Bob Wallace
SunDisk Corporation
3270 Jay Street
Santa Clara, CA  95054
(408) 562-0500

or such other addresses or telecopier numbers as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given three (3) business days after the date so mailed, and any such notice or communication given by telecopier shall be deemed to have been given when sent by telecopier and the appropriate answer back received.

          20. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable without the prior written consent of all other Parties, except the Party's wholly owned subsidiaries, its ultimate parent company, and to any company wholly owned by its parent company. The above is subject to ARPA approval.

          21. (a) These Articles shall first become effective on the date all Consortium Members have signed these Articles and such Articles will be effective only as to such Parties who have signed these Articles by such date. These Articles shall be effective as to any other Party on the date such other Party executes these Articles.

               (b) This Agreement may be executed in counterparts each of which shall be deemed an original, but taken together shall constitute one and the same instrument.

          22. The Parties Shall further execute, sign or do or procure to be executed, signed and done all such further deeds and documents and acts as may be reasonably required to enable the Parties freely and fully to pursue their agreed objective provided hereunder.

          23. These Articles shall be governed by the laws of the United States and the State of California except principles of conflict of laws.

          24. This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties has caused these Articles to be executed by its duly authorized representatives, on the respective dates entered below.

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         NATIONAL SEMICONDUCTOR CORPORATION
                 --------------------------------------

ADDRESS:             1130 KIFER ROAD, MS 10-225
                 ------------------------------

                     SUNNYVALE, CA  94086
                 ------------------------




By       /s/ RICHARD B. CASSIDY, III
      ------------------------------
               (AUTHORIZED SIGNATURE)


         RICHARD B. CASSIDY, III
      --------------------------
               (PRINT NAME)


         V.P., GENERAL MANAGER - MILITARY/AEROSPACE DIVISION
      ------------------------------------------------------
               (TITLE)

                 6-28-95
                 -------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         APTOS CORPORATION
                 ---------------------

ADDRESS:             1557 CENTRE POINTE DRIVE
                 ----------------------------

                     MILIPITAS, CA  95035
                 ------------------------




By         /s/ PAUL LIN
       ----------------
               (AUTHORIZED SIGNATURE)


           PAUL LIN
       ------------
            (PRINT NAME)


           PRESIDENT
       -------------
            (TITLE)

            JULY 7, 1995
            ------------
            (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         DELCO ELECTRONICS CORPORATION
                 ----------------------------------

ADDRESS:             ONE CORPORATE CENTER
                 ------------------------

                     KOKOMO, IN  46904-9005
                 --------------------------




By       /s/ MICHELLE A. WILKES
      -------------------------
               (AUTHORIZED SIGNATURE)


         MICHELLE A. WILKES
      ---------------------
               (PRINT NAME)


         CONTRACTS MANAGER
      --------------------
               (TITLE)

                 7-10-95
                 -------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         HUGHES MISSILE SYSTEMS COMPANY
                 ----------------------------------

ADDRESS:             P.O. BOX 11337
                 ------------------

                     TUCSON, AZ  85734-1337
                 --------------------------




By         /s/ JOHN T. McKNIFF
       -----------------------
               (AUTHORIZED SIGNATURE)


           JOHN T. McKNIFF
       -------------------
               (PRINT NAME)


         CONTRACTS MANAGER, ADVANCED PROGRAMS
      ---------------------------------------
               (TITLE)

                 6-28-95
                 -------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                       CONFIDENTIAL DISCLOSURE STATEMENT

CONSORTIUM MEMBER

COMPANY NAME         JABIL CIRCUIT, INC.
                 ------------------------

ADDRESS:             2220 LUNDY AVE
                 ------------------

                     SAN JOSE, CA  95131
                 -----------------------




By         /s/ PAUL H. BITTNER
       -----------------------
               (AUTHORIZED SIGNATURE)


           PAUL H. BITTNER
       -------------------
               (PRINT NAME)


           V.P. ADV. ENG
       -----------------
               (TITLE)

                 6/27/95
                 -------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         LITRONIC INDUSTRIES
                 ------------------------

ADDRESS:             2950 REDHILL AVE.
                 ---------------------

                     COSTA MESA, CA  92626
                 -------------------------




By         /s/ RICHARD J. POMMER
       -------------------------
               (AUTHORIZED SIGNATURE)


         RICHARD J. POMMER
      --------------------
               (PRINT NAME)


         DIRECTOR, ADVANCED PACKAGING
      -------------------------------
               (TITLE)

                 27 JUNE 1995
                 ------------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         SHELDAHL, INC.
                 -------------------

ADDRESS:             1150 SHELDAHL ROAD
                 ----------------------

                     NORTHFIELD, MN  55057-0170
                 ------------------------------




By       /s/ KEITH CASSON
      -------------------
               (AUTHORIZED SIGNATURE)


         KEITH CASSON
      ---------------
               (PRINT NAME)


         VICE PRESIDENT, RESEARCH & DEVELOPMENT
      -----------------------------------------
               (TITLE)

                 JULY 7, 1995
                 ------------
               (DATE OF EXECUTION)

                         LOW COST FLIP CHIP CONSORTIUM
                           ARTICLES OF COLLABORATION

CONSORTIUM MEMBER

COMPANY NAME         SUNDISK CORPORATION
                 -----------------------

ADDRESS:             3270 JAY STREET
                 -------------------

                     SANTA CLARA, CA  95054
                 --------------------------




By       /s/ ROBERT WALLACE
      ---------------------
               (AUTHORIZED SIGNATURE)


         ROBERT WALLACE
      -----------------
               (PRINT NAME)


         VICE PRESIDENT MANUFACTURING
      -------------------------------
               (TITLE)

                 27 JUNE 1995
                 ------------
               (DATE OF EXECUTION)